UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive

Exton, PA 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2022, Gus Bergsma, Chief Revenue Officer for Bentley Systems, Incorporated (the “Company), informed the Company of his intention to retire from his position effective March 31, 2023. Until his retirement date, Mr. Bergsma will remain employed by the Company as a senior advisor and will assist the Company in the transition of his duties and responsibilities to Brock Ballard, the Company’s new Chief Revenue Officer.

A copy of the press release announcing the retirement of Mr. Bergsma and the appointment of Mr. Ballard is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated January 4, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: January 4, 2023
	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Corporate Secretary